SLM Student Loan Trust 2003-12 Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 3/1/05-5/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		02/28/05	Activity	5/31/2005
A	i	Portfolio Balance	$2,257,613,086.91	$(47,943,969.74)	$2,209,669,117.17
	ii	Interest to be Capitalized	8,560,000.68		8,926,117.27

	iii	Total Pool	$2,266,173,087.59		$2,218,595,234.44

	iv	Specified Reserve Account Balance	5,665,432.72		5,546,488.09

	v	Total Adjusted Pool	$2,271,838,520.31		$2,224,141,722.53

B	i	Weighted Average Coupon (WAC)	5.128%		5.115%
	ii	Weighted Average Remaining Term	254.75		253.16
	iii	Number of Loans	127,492		125,322
	iv	Number of Borrowers	80,627		79,045
	v	Aggregate Outstanding Principal Balance - T-Bill	$434,047,863.85		$418,999,331.54
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,832,125,223.74		$1,799,595,902.90

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 03/15/05	Balance 06/15/05
C	i	A-1 Notes	78442GJZ0	0.010%	1.00000	$—	$—
	ii	A-2 Notes	78442GKA3	0.050%	1.00000	$303,444,920.31	$255,748,122.53
	iii	A-3 Notes	78442GKB1	0.120%	1.00000	$338,000,000.00	$338,000,000.00
	iv	A-4 Notes	78442GKC9	0.190%	1.00000	$385,000,000.00	$385,000,000.00
	v	A-5 Notes	78442GKE5	0.280%	1.00000	$500,000,000.00	$500,000,000.00
	vi	A-6* Notes	XS0180948274	5.450%	1.68840	£396,500,000.00	£396,500,000.00
	vii	B Notes	78442GKD7	0.590%	1.00000	$75,943,000.00	$75,943,000.00

	Reserve Account		03/15/05	06/15/05
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$5,665,432.72	$5,546,488.09
	iv	Reserve Account Floor Balance ($)	$3,759,518.00	$3,759,518.00
	v	Current Reserve Acct Balance ($)	$5,665,432.72	$5,546,488.09

	Other Accounts		03/15/05	06/15/05
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Accoun	$—	$—
	iii	Principal Accumulation Account (A-6)	$—	$—
	iv	Supplemental Interest Account (A-6)	$—	$—
	v	Investment Reserve Account	$—	$—
	vi	Investment Premium Purchase Account	$—	$—
	vii	Foreign Currency Account (Pounds Sterling)	£—	£—

	Asset/Liability		03/15/05	6/15/2005
F	i	Total Adjusted Pool	$2,271,838,520.31	$2,224,141,722.53
	ii	Total $ equivalent Notes	$2,271,838,520.31	$2,224,141,722.53
	iii	Difference	$—	$—
	iv	Parity Ratio	1.00000	1.00000

*A-6 Notes are denominated in Pounds Sterling

II. 2003-12 Transactions from: 03/01/05 through 05/31/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$49,647,134.53
	ii	Principal Collections from Guarantor	6,852,051.63
	iii	Principal Reimbursements	204,514.84
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$56,703,701.00

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$46.66
	ii	Capitalized Interest	(8,759,777.92)

	iii	Total Non-Cash Principal Activit	$(8,759,731.26)

C	Total Student Loan Principal Activity		$47,943,969.74

D	Student Loan Interest Activity
	i	Regular Interest Collections	$17,506,521.36
	ii	Interest Claims Received from Guarantors	360,811.59
	iii	Collection Fees/Returned Items	12,858.04
	iv	Late Fee Reimbursements	252,400.45
	v	Interest Reimbursements	26,685.44
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	5,773,796.20
	viii	Subsidy Payments	1,375,909.96

	ix	Total Interest Collections	$25,308,983.04

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(35.51)
	ii	Capitalized Interest	8,759,777.92

	iii	Total Non-Cash Interest Adjustments	$8,759,742.41

F	Total Student Loan Interest Activity		$34,068,725.45

G	Non-Reimbursable Losses During Collection Period		$713.64

H	Cumulative Non-Reimbursable Losses to Date		$212,642.05

III. 2003-12 Collection Account Activity 03/01/05 through 05/31/05

A	Principal Collections
	i	Principal Payments Received	$31,874,744.90
	ii	Consolidation Principal Payments	24,624,441.26
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	204,514.84

	vii	Total Principal Collection	$56,703,701.00

B	Interest Collection
	i	Interest Payments Received	$24,849,739.72
	ii	Consolidation Interest Payments	167,299.39
	iii	Reimbursements by Seller	59.67
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	18,538.88
	vi	Re-purchased Interest	8,086.89
	vii	Collection Fees/Return Items	12,858.04
	viii	Late Fees	252,400.45

	ix	Total Interest Collections	$25,308,983.04

C	Other Reimbursement		$394,926.90

D	Reserves In Excess of the Requirement		$118,944.63

E	Reset Period Target Amount Exces		$—

F	Funds Released from Supplemental Interest Accou		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Incom		$375,473.21

M	Funds Released from Capitalized Interest Accou		$—

N	TOTAL AVAILABLE FUNDS		$82,902,028.78
O	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,875,395.04)
		Consolidation Loan Rebate Fee	$(5,786,183.80)

P	NET AVAILABLE FUNDS		$75,240,449.94

Q	Servicing Fees Due for Current Period		$927,851.53

R	Carryover Servicing Fees Due		$—

S	Administration Fees Due		$25,000.00

T	Total Fees Due for Period		$952,851.53

IV. 2003-12 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	02/28/05	05/31/05	02/28/05	05/31/05	02/28/05	05/31/05	02/28/05	05/31/05	02/28/05	05/31/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	5.025%	5.015%	91,214	91,087	71.545%	72.682%	$1,496,086,484.40	$1,487,981,907.66	66.269%	67.340%
31-60 Days Delinquent	5.901%	5.949%	3,075	3,079	2.412%	2.457%	$57,969,639.67	$54,566,470.47	2.568%	2.469%
61-90 Days Delinquent	6.226%	6.178%	1,468	1,416	1.151%	1.130%	$27,903,459.07	$24,743,134.68	1.236%	1.120%
91-120 Days Delinquent	6.032%	6.273%	838	716	0.657%	0.571%	$16,303,327.88	$12,095,237.33	0.722%	0.547%
> 120 Days Delinquent	6.418%	6.573%	2,217	1,777	1.739%	1.418%	$42,508,982.23	$34,730,127.15	1.883%	1.572%

Deferment
Current	4.992%	5.019%	12,916	12,083	10.131%	9.642%	$254,407,840.57	$240,553,253.38	11.269%	10.886%

Forbearance
Current	5.233%	5.192%	15,551	14,937	12.198%	11.919%	$358,000,380.67	$350,981,333.75	15.857%	15.884%

TOTAL REPAYMENT	5.126%	5.111%	127,279	125,095	99.833%	99.819%	$2,253,180,114.49	$2,205,651,464.42	99.804%	99.818%
Claims in Process (1)	6.254%	6.937%	213	227	0.167%	0.181%	$4,432,972.42	$4,017,652.75	0.196%	0.182%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.128%	5.115%	127,492	125,322	100.000%	100.000%	$2,257,613,086.91	$2,209,669,117.17	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 mont
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-12 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$27,048,134.15
B	Interest Subsidy Payments Accrued During Collection Period			1,335,194.34
C	SAP Payments Accrued During Collection Period			6,842,092.94
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			375,473.21
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Consolidation Loan Rebate Fees			(5,786,183.80)

G	Net Expected Interest Collection			$29,814,710.84

H	Interest Rate Cap Payments Due to the Trust

				Cap

	i	Cap Notional Amount		$—

	ii	Libor		0.00000%
	iii	Cap %		0.00000%

	iv	Excess Over Cap (ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I.		Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-6 Swap Calc

		i	Notional Swap Amount (USD)	$669,450,600
		ii	Notional Swap Amount (Pounds Sterling)	£396,500,000

		SLM Student Loan Trust Pays
		iia	3 Month Libor	3.01000%
		iib	Spread	0.2378%

		iic	Pay Rate	3.24780%
		iii	Gross Swap Payment Due Counterparty	$5,556,395.35
		iv	Days in Period 03/15/05 - 06/15/05	92

		Counterparty Pays
		v	Fixed Rate Equal To Respective Reset Note Rate	5.45000%
		vi	Gross Swap Receipt Due Paying Agent	£—
		vii	Days in Period 09/15/04 - 09/15/05	365

VI. 2003-12 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.007717778	3/15/05 - 6/15/05	3.02000%	LIBOR

B	Class A-2 Interest Rate	0.007820000	3/15/05 - 6/15/05	3.06000%	LIBOR

C	Class A-3 Interest Rate	0.007998889	3/15/05 - 6/15/05	3.13000%	LIBOR

D	Class A-4 Interest Rate	0.008177778	3/15/05 - 6/15/05	3.20000%	LIBOR

E	Class A-5 Interest Rate	0.008407778	3/15/05 - 6/15/05	3.29000%	LIBOR

F	Class A-6 Interest Rate	0.000000000	9/15/04 - 9/15/05	5.45000%	Fixed

G	Class B Interest Rate	0.009200000	3/15/05 - 6/15/05	3.60000%	LIBOR

*Fixed rate Pounds Sterling to be paid to noteholders annually

VII. 2003-12 Inputs From Prior Period 02/28/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,257,613,086.91
	ii	Interest To Be Capitalized	8,560,000.68

	iii	Total Pool	$2,266,173,087.59
	iv	Specified Reserve Account Balance	5,665,432.72

	v	Total Adjusted Pool	$2,271,838,520.31

B	Total Note and Certificate Factor		0.89746553847
C	Total Note Balance		$2,271,838,520.31

D	Note Balance 03/15/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.0000000000	0.9633172073	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$303,444,920.31	$338,000,000.00	$385,000,000.00	$500,000,000.00	£396,500,000.00	$75,943,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00

H	Reserve Account Balance		$5,665,432.72
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-12 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-12 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-P )		$75,240,449.94	$75,240,449.94

B	Primary Servicing Fees-Current Month		$927,851.53	$74,312,598.41

C	Administration Fee		$25,000.00	$74,287,598.41

D	Aggregate Quarterly Funding Amount		$0.00	$74,287,598.41

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$74,287,598.41
	ii	Class A-2	$2,372,939.28	$71,914,659.13
	iii	Class A-3	$2,703,624.44	$69,211,034.69
	iv	Class A-4	$3,148,444.44	$66,062,590.25
	v	Class A-5	$4,203,888.89	$61,858,701.36
	vi	Class A-6 USD payment to the swap counterparty*	$5,556,395.35	$56,302,306.01

		Total	$17,985,292.40

F	Class B Noteholders’ Interest Distribution Amount		$698,675.60	$55,603,630.41

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$0.00	$55,603,630.41
	ii	Class A-2	$47,696,797.78	$7,906,832.63
	iii	Class A-3	$0.00	$7,906,832.63
	iv	Class A-4	$0.00	$7,906,832.63
	v	Class A-5	$0.00	$7,906,832.63
	vi	Class A-6 USD payment to the swap counterparty*	$0.00	$7,906,832.63

		Total	$47,696,797.78

H	Supplemental Interest Account Depos		$0.00	$7,906,832.63

I	Investment Reserve Account Required Amount		$0.00	$7,906,832.63

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$7,906,832.63

K	Increase to the Specified Reserve Account Balance		$0.00	$7,906,832.63

L	Investment Premium Purchase Account Deposit		$0.00	$7,906,832.63

M	Carryover Servicing Fees		$0.00	$7,906,832.63

N	Remaining Swap Termination Fees		$0.00	$7,906,832.63

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$7,906,832.63

	Excess to Excess Distribution Certificate Hold		$7,906,832.63	$0.00

*	Fixed rate Pounds Sterling interest to be paid to noteholders annually
**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

2003-12 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance		$5,665,432.72
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$5,665,432.72
	iv	Required Reserve Account Balance		$5,546,488.09
	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve — Release to Collection Account		$118,944.63
	vii	End of Period Account Balanc		$5,546,488.09

B	Capitalized Interest Accoun
	i	Beginning of Period Account Balance		$—
	ii	Capitalized Interest Release		$—
	iii	End of Period Account Balanc		$—

C	Remarketing Fee Account			A-6

	i	Next Reset Date		9/16/2013
	ii	Reset Period Target Amount		$—
	iii	Quarterly Required Amount		$—

	iv	Beginning of Period Account Balance (net of investment earnings)		$—
	v	Quarterly Funding Amount		$—
	vi	Reset Period Target Amount Excess		$—

	vii	End of Period Account Balance (net of investment earning		$—

D	Accumulation Accounts

	i	Class A-6 Accumulation Account Beginning Balance		$—
	ii	Principal deposits for payment on the next Reset Date		$—
	iii	Principal Payments to the A-6 Noteholders on Reset Dat		$—

	iv	Ending A-6 Accumulation Account Balance		$—

E	Supplemental Interest Account
	i	Three Month Libor	Determined: n/a	n/a
	ii	Investment Rate		n/a
	iii	Difference		n/a
	iv	Class A-6 Supplemental Interest Account Beginning Balance		$—
	v	Funds Released into Collection Account		$—
	vi	Number of Days Through Next Reset Date		3015
	vii	Class A-6 Supplemental Interest Account Deposit Amou		n/a

F	Investment Premium Purchase Accoun
	i	Beginning of Period Account Balance		$—
	ii	Required Quarterly Deposit		$—
	iii	Eligible Investments Purchase Premium Paid		$—
	iv	Funds Released into Collection Accoun		$—

	v	End of Period Account Balance		$—

G	Investment Reserve Accoun
	i	Balance		$—
	ii	Requirement		$—
	iii	Funds Released into Collection Account		$—
	iv	Have there been any downgrades to any eligible investments?		N

XI. 2003-12 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$0.00	$2,372,939.28	$2,703,624.44	$3,148,444.44	$4,203,888.89	£—	$698,675.60
	ii	Quarterly Interest Paid	0.00	2,372,939.28	2,703,624.44	3,148,444.44	4,203,888.89	0.00	698,675.60

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	iv	Quarterly Principal Due	$0.00	$47,696,797.78	$—	$—	$—	£—	$—
	v	Quarterly Principal Paid	0.00	47,696,797.78	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	vii	Total Distribution Amount	$0.00	$50,069,737.06	$2,703,624.44	$3,148,444.44	$4,203,888.89	£—	$698,675.60

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/2005	$2,271,838,520.31
	ii	Adjusted Pool Balance 5/31/2005	2,224,141,722.53

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$47,696,797.78

	iv	Adjusted Pool Balance 2/28/2005	$2,271,838,520.31
	v	Adjusted Pool Balance 5/31/2005	2,224,141,722.53

	vi	Current Principal Due (iv-v)	$47,696,797.78
	vii	Notes Issued in Excess of Adjusted Pool Balance	—

	viii	Principal Distribution Amount (vi + vii)	$47,696,797.78

	ix	Principal Distribution Amount Paid	$47,696,797.78

	x	Principal Shortfall (viii - ix)	$—

G	Note Balances			3/15/2005	Paydown Factor	6/15/2005
	i	A-1 Note Balance	78442GJZ0	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GKA3	$303,444,920.31		$255,748,122.53
		A-2 Note Pool Factor		0.963317207	0.151418406	0.811898802

	iii	A-3 Note Balance	78442GKB1	$338,000,000.00		$338,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GKC9	$385,000,000.00		$385,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GKE5	$500,000,000.00		500,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	XS0180948274	£396,500,000.00		£396,500,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	B Note Balance	78442GKD7	$75,943,000.00		$75,943,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-12 Historical Pool Information

					2004
			3/1/05-5/31/05	12/1/04-2/28/05	10/21/03-11/30/04

Beginning Student Loan Portfolio Balance			$2,257,613,086.91	$2,296,596,523.56	$2,501,049,960.77

	Student Loan Principal Activity
	i	Regular Principal Collections	$49,647,134.53	$41,813,817.42	$220,623,591.05
	ii	Principal Collections from Guarantor	6,852,051.63	6,160,731.20	$17,944,121.20
	iii	Principal Reimbursements	204,514.84	176,764.77	$6,231,024.87
	iv	Other System Adjustments	—	—	$—

	v	Total Principal Collections	$56,703,701.00	$48,151,313.39	$244,798,737.12
	Student Loan Non-Cash Principal Activity				$—
	i	Other Adjustments	$46.66	$19,658.11	$331,281.23
	ii	Capitalized Interest	(8,759,777.92)	(9,187,534.85)	$(40,676,581.14)

	iii	Total Non-Cash Principal Activity	$(8,759,731.26)	$(9,167,876.74)	$(40,345,299.91)

(-)	Total Student Loan Principal Activity		$47,943,969.74	$38,983,436.65	$204,453,437.21

	Student Loan Interest Activit
	i	Regular Interest Collections	$17,506,521.36	$17,996,717.59	$86,730,284.51
	ii	Interest Claims Received from Guarantors	360,811.59	399,613.98	$869,287.52
	iii	Collection Fees/Returned Items	12,858.04	12,231.15	$33,653.59
	iv	Late Fee Reimbursements	252,400.45	257,338.83	$1,116,412.36
	v	Interest Reimbursements	26,685.44	4,422.21	$66,662.62
	vi	Other System Adjustments	—	—	$—
	vii	Special Allowance Payments	5,773,796.20	3,247,306.41	$2,916,877.70
	viii	Subsidy Payments	1,375,909.96	1,331,948.77	$5,556,016.92

	ix	Total Interest Collections	$25,308,983.04	$23,249,578.94	$97,289,195.22
					$—

	Student Loan Non-Cash Interest Activity				$—
	i	Interest Accrual Adjustmen	$(35.51)	$6,094.41	$(147,785.45)
	ii	Capitalized Interest	8,759,777.92	9,187,534.85	$40,676,581.14

	iii	Total Non-Cash Interest Adjustments	$8,759,742.41	$9,193,629.26	$40,528,795.69

	Total Student Loan Interest Activity		$34,068,725.45	$32,443,208.20	$137,817,990.91

(=)	Ending Student Loan Portfolio Balanc		$2,209,669,117.17	$2,257,613,086.91	$2,296,596,523.56
(+)	Interest to be Capitalized		$8,926,117.27	$8,560,000.68	$8,382,578.59

(=)	TOTAL POOL		$2,218,595,234.44	$2,266,173,087.59	$2,304,979,102.15

(+)	Reserve Account Balanc		$5,546,488.09	$5,665,432.72	$5,762,447.76

(=)	Total Adjusted Poo		$2,224,141,722.53	$2,271,838,520.31	$2,310,741,549.91

XIII. 2003-12 Payment History and CPRs

Distribution	Actual	ince Issue
Date	Pool Balances	CPR *
Mar-04	$2,455,486,086	2.47%
Jun-04	$2,412,541,253	3.12%
Sep-04	$2,345,531,338	4.50%
Dec-04	$2,304,979,102	4.38%
Mar-05	$2,266,173,088	4.26%
Jun-05	$2,218,595,234	4.42%

* “Since Issued CPR” is based on the current period’s ending pool balan calculated against the original pool balance and assuming cutoff date pool data.